EXHIBIT 10.2
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                                     FORM OF

                                  $600,000,000

                                CREDIT AGREEMENT

                                      AMONG

                         BOSTON SCIENTIFIC CORPORATION,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                             BANK OF AMERICA, N.A.,
                              ABN AMRO BANK, N.V.,
                        DEUTSCHE BANK AG NEW YORK BRANCH
                               FLEET NATIONAL BANK
                             AS SYNDICATION AGENTS,

                           J.P. MORGAN SECURITIES INC.
                                       AND
                         BANC OF AMERICA SECURITIES LLC
                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT

                           DATED AS OF AUGUST 15, 2001


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                                TABLE OF CONTENTS
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Section 1. DEFINITIONS............................................................................................6

         1.1      Defined Terms...................................................................................6
         1.2      Other Definitional Provisions..................................................................27

Section 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................28

         2.1      Revolving Credit Commitments...................................................................28
         2.2      Procedure for Revolving Credit Borrowing.......................................................28
         2.3      Swingline Commitment...........................................................................29
         2.4      Procedure for Swingline Borrowing; Refunding of Swingline Loans................................29
         2.5      Facility Fee; Utilization Fee..................................................................30
         2.6      Termination or Reduction of Commitments........................................................31
         2.7      Repayment of Revolving Credit Loans............................................................31
         2.8      CAF Advances...................................................................................31
         2.9      Procedure for CAF Advance Borrowing............................................................32
         2.10     Repayment of CAF Advances......................................................................35
         2.11     Certain Restrictions with Respect to CAF Advances..............................................35
         2.12     Multicurrency Commitments......................................................................35
         2.13     Repayment of Multicurrency Loans...............................................................36
         2.14     Procedure for Multicurrency Borrowing..........................................................36
         2.15     Termination or Reduction of Multicurrency Commitments..........................................36
         2.16     Borrowings of Revolving Credit Loans and Refunding of Loans....................................37

Section 3. CERTAIN PROVISIONS APPLICABLE TO THE LOANS............................................................38

         3.1      Optional and Mandatory Prepayments.............................................................38
         3.2      Conversion and Continuation Options............................................................40
         3.3      Minimum Amounts and Maximum Number of Tranches.................................................40
         3.4      Interest Rates and Payment Dates...............................................................41
         3.5      Computation of Interest and Fees...............................................................41
         3.6      Inability to Determine Interest Rate...........................................................42
         3.7      Pro Rata Treatment and Payments................................................................43
         3.8      Illegality.....................................................................................44
         3.9      Requirements of Law............................................................................45
         3.10     Taxes..........................................................................................46
         3.11     Indemnity......................................................................................47
         3.12     Change of Lending Office; Removal of Lender....................................................48
         3.13     Evidence of Debt...............................................................................48

Section 4. LOCAL CURRENCY FACILITIES.............................................................................49

         4.1      Terms of Local Currency Facilities.............................................................49
         4.2      Reporting of Local Currency Outstandings.......................................................51

Section 5. LETTERS OF CREDIT.....................................................................................51
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         5.1      L/C Commitment.................................................................................51
         5.2      Procedure for Issuance of Letter of Credit.....................................................52
         5.3      Fees and Other Charges.........................................................................52
         5.4      L/C Participations.............................................................................52
         5.5      Reimbursement Obligation of the Borrower.......................................................53
         5.6      Obligations Absolute...........................................................................54
         5.7      Letter of Credit Payments......................................................................54
         5.8      Applications...................................................................................54

Section 6. REPRESENTATIONS AND WARRANTIES........................................................................55

         6.1      Financial Condition............................................................................55
         6.2      No Change......................................................................................55
         6.3      Corporate Existence; Compliance with Law.......................................................56
         6.4      Corporate Power; Authorization; Enforceable Obligations........................................56
         6.5      No Legal Bar...................................................................................56
         6.6      No Material Litigation.........................................................................56
         6.7      No Default.....................................................................................57
         6.8      Intellectual Property..........................................................................57
         6.9      Taxes..........................................................................................57
         6.10     Federal Regulations............................................................................57
         6.11     ERISA..........................................................................................58
         6.12     Investment Company Act; Other Regulations......................................................58
         6.13     Purpose of Loans...............................................................................58
         6.14     Environmental Matters..........................................................................58
         6.15     Disclosure.....................................................................................59

Section 7. CONDITIONS PRECEDENT..................................................................................60

         7.1      Conditions to Initial Loans and Letters of Credit..............................................60
         7.2      Conditions to Each Loan and Letter of Credit...................................................61

Section 8. AFFIRMATIVE COVENANTS.................................................................................61

         8.1      Financial Statements...........................................................................61
         8.2      Certificates; Other Information................................................................62
         8.3      Payment of Obligations.........................................................................62
         8.4      Conduct of Business and Maintenance of Existence...............................................62
         8.5      Maintenance of Property; Insurance.............................................................63
         8.6      Inspection of Property; Books and Records; Discussions.........................................63
         8.7      Notices........................................................................................63

Section 9. NEGATIVE COVENANTS....................................................................................64

         9.1      Financial Covenants............................................................................64
         9.2      Limitation on Liens............................................................................64

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         9.3      Limitation on Indebtedness.....................................................................65
         9.4      Limitation on Fundamental Changes..............................................................65

Section 10. EVENTS OF DEFAULT....................................................................................66

Section 11. THE AGENTS...........................................................................................69

         11.1     Appointment....................................................................................69
         11.2     Delegation of Duties...........................................................................69
         11.3     Exculpatory Provisions.........................................................................69
         11.4     Reliance by Administrative Agent...............................................................70
         11.5     Notice of Default..............................................................................70
         11.6     Non-Reliance on Administrative Agent and Other Lenders.........................................70
         11.7     Indemnification................................................................................71
         11.8     Administrative Agent in Its Individual Capacity................................................71
         11.9     Successor Administrative Agent.................................................................72
         11.10    The Arrangers, the Bookrunners and the Syndication Agents......................................72

Section 12. GUARANTEE............................................................................................72

         12.1     Guarantee......................................................................................72
         12.2     No Subrogation.................................................................................73
         12.3     Amendments, etc. with respect to the Obligations; Waiver of Rights.............................73
         12.4     Guarantee Absolute and Unconditional...........................................................74
         12.5     Reinstatement..................................................................................75
         12.6     Payments.......................................................................................75
         12.7     "Lenders"......................................................................................75

Section 13. MISCELLANEOUS........................................................................................75

         13.1     Amendments and Waivers.........................................................................75
         13.2     Notices........................................................................................76
         13.3     No Waiver; Cumulative Remedies.................................................................77
         13.4     Survival of Representations and Warranties.....................................................77
         13.5     Payment of Expenses and Taxes..................................................................78
         13.6     Successors and Assigns; Participations and Assignments.........................................78
         13.7     Adjustments; Set-off...........................................................................81
         13.8     Counterparts...................................................................................81
         13.9     Severability...................................................................................82
         13.10    Integration....................................................................................82
         13.11    GOVERNING LAW..................................................................................82
         13.12    Submission To Jurisdiction; Waivers............................................................82
         13.13    Acknowledgements...............................................................................83
         13.14    Confidentiality................................................................................83
         13.15    Loan Conversion/Participations.................................................................83

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         13.16    Judgment.......................................................................................84
         13.17    WAIVERS OF JURY TRIAL..........................................................................85
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SCHEDULES

Schedule I........         Names, Addresses and Commitments of Lenders
Schedule II.......         Information Concerning Local Currency Loans
Schedule 8.2......         Existing Liens

EXHIBITS

Exhibit A.........         Form of Revolving Credit Note
Exhibit B.........         Form of CAF Advance Note
Exhibit C.........         Form of CAF Advance Request
Exhibit D.........         Form of CAF Advance Offer
Exhibit E.........         Form of CAF Advance Confirmation
Exhibit F.........         Form of Closing Certificate
Exhibit G.........         Form of Opinion of Counsel to Borrower
Exhibit H.........         Form of Assignment and Acceptance
Exhibit I.........         Form of Local Currency Facility Addendum
Exhibit J.........         Form of Exemption Certificate



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                  CREDIT AGREEMENT, dated as of August 15, 2001, among (i)
BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the "Borrower"), (ii) the several banks and other financial institutions or entities from time to time parties hereto (the "Lenders"), (iii) BANK OF AMERICA N.A., ABN AMRO BANK N.V., DEUTSCHE BANK AG NEW YORK BRANCH and FLEET NATIONAL BANK, as Syndication Agents (each, in such capacity, a "Syndication Agent", and collectively, the "Syndication Agents"), (iv) J.P. MORGAN SECURITIES INC. AND BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers (each, in such capacity, an "Arranger", and collectively, the "Arrangers") and as Joint Bookrunners (each in such capacity, a "Bookrunner", and collectively, the "Bookrunners"), and (v) THE CHASE MANHATTAN BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrower, certain of the Lenders, the Arranger, the Administrative Agent and others are parties to the Credit Agreement, dated as of September 4, 1998 (as amended, supplemented or other wise modified prior to the date hereof, the "364-Day Facility");

                  WHEREAS, the Borrower intends to terminate the 364-Day Facility and has requested that the Lenders make available a five-year credit facility as described herein; and

                  WHEREAS, the Lenders have agreed to make such credit facility available upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business

         Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Revolving Credit Loans and Swingline Loans bearing interest based upon the ABR.

                  "Adjusted Aggregate Committed Outstandings": with respect to each Lender, the Aggregate Committed Outstandings of such Lender, plus the amount of any participating interests purchased by such Lender pursuant to subsection 13.15, minus the amount of any participating interests sold by such Lender pursuant to subsection 13.15.

                  "Administrative Agent": Chase, as the agent for the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Administrative Agent, the Syndication Agents, the Arrangers and the Bookrunners.

                  "Aggregate Available Multicurrency Commitments": as at any date of determination with respect to all Multicurrency Lenders, an amount in Dollars equal to the sum of the Available Multicurrency Commitments of all Multicurrency Lenders on such date.

                                        7
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                 "Aggregate Available Revolving Credit Commitments": as at any
         date of determination with respect to all Lenders, an amount in Dollars equal to the sum of the Available Revolving Credit Commitments of all Lenders on such date.

                  "Aggregate Committed Outstandings": as at any date of determination with respect to any Lender, an amount in Dollars equal to the sum of (a) the Aggregate Revolving Credit Outstandings of such Lender on such date, (b) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender on such date, and (c) the Dollar Equivalent of the Aggregate Local Currency Outstandings of such Lender on such date.

                  "Aggregate Local Currency Outstandings": as at any date of determination with respect to any Lender, an amount in the applicable Local Currencies equal to the aggregate unpaid principal amount of such Lender's Local Currency Loans.

                  "Aggregate Multicurrency Outstandings": as at any date of determination with respect to any Lender, an amount in the applicable Available Foreign Currencies equal to the aggregate unpaid principal amount of such Lender's Multicurrency Loans.

                  "Aggregate Revolving Credit Commitments": the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                  "Aggregate Revolving Credit Outstandings": as at any date of determination with respect to any Lender, an amount in Dollars equal to the sum of (a) the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date plus (b) such Lender's Revolving Credit Commitment Percentage of (i) the aggregate outstanding principal of Swingline Loans and (ii) the L/C Obligations.

                  "Aggregate Total Outstandings": as at any date of determination with respect to any Lender, an amount in Dollars equal to the sum of (a) the Aggregate Revolving Credit Outstandings of such Lender on such date, (b) the Dollar Equivalent of the aggregate unpaid principal amount of such Lender's CAF Advances on such date, (c) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender on such date and (d) the Dollar Equivalent of the Aggregate Local Currency Outstandings of such Lender on such date.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Agreement Currency":  as defined in subsection 13.16(b).

                  "Applicable Margin": with respect to each day for each Type of Loan, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:

                                Eurodollar Loans

        Rating                      /Multicurrency Loans             ABR Loans
        ------                      --------------------             ---------


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        Rating I                      .275%                          0%
        Rating II                     .425%                          0%
        Rating III                    .525%                          0%
        Rating IV                     .550%                          0%
        Rating V                      .775%                          0%
        Rating VI                    1.000%                          0%

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Assignee":  as defined in subsection 13.6(c).

                  "Available Foreign Currencies": euro, Japanese Yen, Australian Dollar, Canadian Dollar, Pound Sterling, Singapore Dollar, Swiss Franc and any other available and freely-convertible non-Dollar currency selected by the Borrower and approved by the Administrative Agent and the Multicurrency Lenders.

                  "Available Multicurrency Commitment": as at any date of determination with respect to any Multicurrency Lender (after giving effect to the making and payment of any Revolving Credit Loans required to be made on such date pursuant to subsection 2.16), an amount in Dollars equal to the lesser of (a) the excess, if any, of (i) the amount of such Multicurrency Lender's Multicurrency Commitment in effect on such date over (ii) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender on such date and (b) the excess, if any, of (i) the amount of such Lender's Revolving Credit Commitment in effect on such date over (ii) the Aggregate Committed Outstandings of such Lender on such date.

                  "Available Revolving Credit Commitment": as at any date of determination with respect to any Lender (after giving effect to the making and payment of any Revolving Credit Loans required to be made on such date pursuant to subsection 2.16), an amount in Dollars equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Committed Outstandings of such Lender on such date.

                  "Board":  as defined in the definition of ABR.

                  "Bookrunner":  as defined in the preamble hereto.

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 2.9 or 2.14 as a date on which the Borrower requests the Lenders to make Loans hereunder or, with respect to Local Currency Loans, the date on which a Foreign Subsidiary Borrower requests Local Currency Lenders to make Local Currency Loans to such Foreign Subsidiary Borrower pursuant to the Local Currency Facility to which such Foreign Subsidiary Borrower and Local Currency Lenders are parties.

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                  "Business":  as defined in subsection 6.14.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

                  "CAF Advance": each CAF (competitive advance facility) Advance made pursuant to subsection 2.8.

                  "CAF Advance Availability Period": the period from and including the Closing Date to and including the date which is 7 days prior to the Termination Date.

                  "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit E and shall be delivered to the Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower pursuant to subsection 2.9(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Note":  as defined in subsection 3.13(e).

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit D and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit C and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any

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         time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "Closing Date": the date, on or before August 15, 2001 on which conditions precedent set forth in subsection 7.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commitments": the collective reference to the Revolving Credit Commitments, Multicurrency Commitments, Swingline Commitments and L/C Commitments.

                  "Committed Outstandings Percentage": on any date with respect to any Lender, the percentage which the Adjusted Aggregate Committed Outstandings of such Lender constitutes of the Adjusted Aggregate Committed Outstandings of all Lenders.

                   "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the

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         designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.9, 3.10, 3.11 or 13.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and including special charges and purchased research and development charges in connection with acquisitions), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (b) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "Consolidated Interest Expense": of any Person for any period, total interest expense of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries determined in accordance with GAAP (including, all net costs that are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tangible Assets": at any date, Consolidated Total Assets minus (without duplication) the net book value of all assets which would be treated as intangible assets, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Assets": at any date, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Conversion Date": any date on which either (a) an Event of Default under subsection 10(e) has occurred or (b) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 10.

                  "Conversion Sharing Percentage": on any date with respect to any Lender and any Loans of such Lender outstanding in any currency other than Dollars, the percentage of such Loans such that, after giving effect to the conversion of such Loans to Dollars and the purchase and sale by such Lender of participating interests as contemplated by subsection 13.15, the Committed Outstandings Percentage of such Lender will equal such Lender's Revolving Credit Commitment Percentage on such date (calculated immediately prior to giving effect to any termination or expiration of the Commitments on the Conversion
         Date).

                  "Converted Loans:  as defined in subsection 13.15(a).

                  "CP Rating": the respective ratings of each of the Rating Agencies applicable to the Borrower's commercial paper as announced by the Rating Agencies from time to time.

                  "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollar Equivalent": with respect to an amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any Borrowing Date, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the interest rate for such Loans is determined pursuant to the provisions of this Agreement and the other Loan Documents.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, regulations, statutes, ordinances, codes, decrees, or other enforceable requirements or orders of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "euro": the single currency of participating member states of the European Union.

                  "Eurocurrency Base Rate": (a) with respect to each day during each Interest Period pertaining to a Eurodollar Loan, or a Multicurrency Loan or CAF Advance denominated in any currency other than Pounds Sterling, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in the applicable currency with a term comparable to such Interest Period that appears on the applicable Telerate Page at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate for any such currency does not appear on a Telerate Page, "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Loan denominated in such currency, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered deposits in such currency at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein; and (b) with respect to each day during each Interest Period pertaining to a Multicurrency Loan or CAF Advance denominated in Pounds Sterling, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered deposits in Pounds Sterling at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the Paris interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                      Eurocurrency Base Rate
                   ----------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurocurrency Reserve Requirements": for any day as applied to a Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurocurrency Rate for Dollars.

                  "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Utilization Day": any day on which the sum of the Aggregate Total Outstandings of all Lenders, plus the Aggregate Total Outstandings of all Lenders under (and as defined in) the Existing Credit Agreement, exceeds, 33.33% of the aggregate amount of the Revolving Credit Commitments hereunder and the Revolving Credit Commitments under (and as defined in) the Existing Credit Agreement (or, in each case, with respect to any day after termination of such Revolving Credit Commitments, 33.33% of the aggregate amount of such Revolving Credit Commitments in effect on the date immediately prior to the date on which such Revolving Credit Commitments terminated).

                  "Exchange Rate": with respect to any non-Dollar currency on any date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such non-Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-Dollar currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with such non-Dollar currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Existing Credit Agreement": the Second Amended and Restated Credit Agreement dated as of September 4, 1998, as amended, among the Borrower, the lenders parties thereto, The Chase Manhattan Bank, as administrative agent, and others, providing for a $1,000,000,000 revolving credit and competitive advance facility, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

                  "Facility Fee Rate": for each day during each calculation period, the rate per annum based on the Ratings in effect on such day, as set forth below:

                                        Facility
                  Rating                Fee Rate
                  ------                --------
                  Rating I              .100%
                  Rating II             .125%
                  Rating III            .150%
                  Rating IV             .175%
                  Rating V              .225%
                  Rating VI             .350%

                  "Fee Commencement Date":  the Closing Date.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Eurocurrency Rate plus (or minus) a margin).

                  "Foreign Subsidiary Borrower": each Subsidiary of the Borrower organized under the laws of a jurisdiction outside the United States that the Borrower designates as a "Foreign Subsidiary Borrower" in a Local Currency Facility Addendum.

                  "Funding Commitment Percentage": as at any date of determination (after giving effect to the making and payment of any Loans made on such date pursuant to subsection 2.16), with respect to any Lender, that percentage which the Available Revolving Credit Commitment of such Lender then constitutes of the Aggregate Available Revolving Credit Commitments.

                  "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 6.1.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other unrelated third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
         (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of such Person's business and payable in accordance with customary practices and earn-outs and other similar obligations in respect of acquisition and other similar agreements), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all indebtedness of such Person, determined in accordance with GAAP, arising out of a Receivables Transaction, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (k) for the purposes of Section 10(d) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": (a) with respect to any Eurodollar Loan or Multicurrency Loan:

                                    (i) initially, the period commencing on the
                  Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan or Multicurrency Loan and ending one, two, three, six or nine months (or, if available to all Lenders, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                    (ii) thereafter, each period commencing on
                  the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Multicurrency Loan and ending one, two, three, six or nine months (or, if available to all Lenders, twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                    (1) if any Interest Period would otherwise
                  end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest

                  Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (2) any Interest Period in respect of any
                  Loan made by any Lender that would otherwise extend beyond the Termination Date applicable to such Lender shall end on such Termination Date; and

                                    (3) any Interest Period that begins on the
                  last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (b) with respect to any LIBO Rate CAF Advance, the period beginning on the Borrowing Date with respect thereto and ending on the CAF Advance Maturity Date with respect thereto.

                  "Issuing Lender": Chase, in its capacity as issuer of any Letter of Credit.

                  "Judgment Currency":  as defined in subsection 13.16(b).

                  "L/C Commitment": $400,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to subsection 5.5.

                  "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

                  "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit":  as defined in subsection 5.1(a).

                  "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

                  "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the Eurocurrency Rate for the currency of such CAF Advance plus (or minus) a margin.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any Revolving Credit Loan, CAF Advance, Multicurrency Loan, Swingline Loan or Local Currency Loan, as the case may be.

                  "Loan Documents": this Agreement, any Notes, the Applications and any document or instrument evidencing or governing any Local Currency Facility.

                  "Loans to be Converted":  as defined in subsection 13.15(a).

                  "Local Currency": any available and freely convertible non-Dollar currency selected by a Foreign Subsidiary Borrower and approved by the Administrative Agent.

                  "Local Currency Facility": any Qualified Credit Facility that the Borrower designates as a "Local Currency Facility" pursuant to a Local Currency Facility Addendum.

                  "Local Currency Facility Addendum": a Local Currency Facility Addendum received by the Administrative Agent, substantially in the form of Exhibit I, and conforming to the requirements of Section 4.

                  "Local Currency Facility Agent": with respect to each Local Currency Facility, the Local Currency Lender acting as agent for the Local Currency Lenders parties thereto (and, in the case of any Local Currency Facility to which only one Lender is a party, such Lender).

                  "Local Currency Facility Maximum Borrowing Amount": as defined in subsection 4.1(b).

                  "Local Currency Lender": any Lender (or, if applicable, any Affiliate, branch or agency thereof) party to a Local Currency Facility.

                  "Local Currency Lender Maximum Borrowing Amount": as defined in subsection 4.1(b).

                  "Local Currency Loan": any loan made pursuant to a Local Currency Facility.

                  "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

                  "Majority Lenders": (a) at any time prior to the termination of the Revolving Credit Commitments, Lenders, the Revolving Credit Commitment Percentages of which aggregate more than 50%; and (b) at any time after the termination of the Revolving Credit Commitments, Lenders whose Aggregate Total Outstandings aggregate more than 50% of the Aggregate Total Outstandings of all Lenders; provided that for purposes of this definition, the Aggregate Total Outstandings of each Lender shall be adjusted upward or downward so as to give effect to any participations or assignments effected pursuant to subsection 13.15.

                  "Majority Multicurrency Lenders": at any time, Multicurrency Lenders the Multicurrency Commitment Percentages of which aggregate more than 50%.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Multicurrency Commitment": as to any Multicurrency Lender at any time, its obligation to make Multicurrency Loans to the Borrower in an aggregate amount in Available Foreign Currencies the Dollar Equivalent of which does not exceed at any time outstanding the amount set forth opposite such Multicurrency Lender's name in Schedule I under the heading "Multicurrency Commitment", as such amount may be reduced from time to time as provided in subsection 2.15 and the other applicable provisions hereof.

                  "Multicurrency Commitment Percentage": as to any Multicurrency Lender at any time, the percentage which such Multicurrency Lender's Multicurrency Commitment at such time constitutes of the aggregate Multicurrency Commitments of all Multicurrency Lenders at such time (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender at such time constitutes of (b) the Dollar Equivalent of the Aggregate Multicurrency Outstandings of all Multicurrency Lenders at such time).

                  "Multicurrency Lender": each Lender having an amount greater than zero set forth opposite such Lender's name in Schedule I under the heading "Multicurrency Commitment."

                  "Multicurrency Loans":  as defined in subsection 2.12.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Excluded Taxes":  as defined in subsection 3.10.

                  "Non-Multicurrency Lender": each Lender which is not a Multicurrency Lender.

                  "Notes": the collective reference to any Revolving Credit Notes and any CAF Advance Notes.

                  "Notice of Local Currency Outstandings": with respect to each Local Currency Facility Agreement, a notice from the relevant Local Currency Facility Agent containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Local Currency Outstandings in Schedule II.

                  "Notice of Multicurrency Loan Borrowing": with respect to a Multicurrency Loan, a notice from the Borrower containing the information in respect of such Loan, delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Borrowing in respect of the currency of such Loan in Schedule II.

                  "Notice of Multicurrency Loan Continuation": with respect to a Multicurrency Loan, a notice from the Borrower containing the information in respect of such Loan, delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Continuation in respect of the currency of such Loan in Schedule II.

                  "Obligations": collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of each Foreign Subsidiary Borrower under this Agreement and any Local Currency Facility and other Loan Documents to which it is a party (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Foreign Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents, Hedge Agreements entered into with Lenders or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Foreign Subsidiary Borrower pursuant to the terms of this Agreement or any other Loan Document).

                  "Participant":  as defined in subsection 13.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties":  as defined in subsection 6.14.

                  "Qualified Credit Facility": a credit facility (a) providing for one or more Local Currency Lenders to make unsecured loans denominated in a Local Currency to a Foreign Subsidiary Borrower, (b) providing for such loans to bear interest at a rate or rates determined by the Borrower and such Local Currency Lender or Local Currency Lenders and (c) otherwise conforming to the requirements of Section 4.

                  "Rating": the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by the Rating Agencies from time to time.

                  "Rating Agencies":  collectively, S&P and Moody's.

                  "Rating Category": each of Rating I, Rating II, Rating III, Rating IV, Rating V and Rating VI.

                  "Rating I, Rating II, Rating III, Rating IV, Rating V and Rating VI": the respective Ratings and CP Ratings set forth below:


                   Rating
                  Category                               S&P                                 Moody's

           Rating I                           greater than or                        greater than or
                                              equal to A-                            equal to A3

           Rating II                          lower than A-                          lower than A3
                                              and greater than                       and greater than or
                                              or equal to BBB+                       equal to Baa1



                                       23



           Rating III                         lower than BBB+                        lower than Baa1
                                              and greater than                       and greater than or
                                              or equal to BBB and CP                 equal to Baa2 and CP
                                                              ----                                 ---
                                              Rating A2 or higher                    Rating P2 or higher

           Rating IV                          lower than BBB+                        lower than Baa1
                                              and greater than                       and greater than or
                                              or equal to BBB and                    equal to Baa2 and
                                                              ---                                  ---
                                              Rating III not applicable              Rating III not
                                                                                     applicable

           Rating V                           lower than BBB and                     lower than Baa2 and
                                              greater than or equal to               greater than or equal
                                              BBB-                                   to Baa3

           Rating VI                          lower than or equal                    lower than or equal
                                              to BB+                                 to  Ba1


         ; provided, that (i) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings (i.e., the Rating Category designated by a numerically higher Roman numeral) is one Rating Category lower than the higher of such Ratings, then the Rating Category of the higher of such Ratings shall be applicable for such day, (ii) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings is more than one Rating Category lower than the higher of such Ratings, then the Rating Category next higher from that of the lower of such Ratings shall be applicable for such day, (iii) if on any day the Rating of only one of the Rating Agencies is available, then the Rating Category of such Rating shall be applicable for such day and (iv) if on any day a Rating is available from neither of the Rating Agencies, then Rating VI shall be applicable for such day. Any change in the applicable Rating Category resulting from a change in the Rating of a Rating Agency shall become effective on the date such change is publicly announced by such Rating Agency.

                  "Receivables": any accounts receivable of any Person, including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

                  "Receivables Subsidiary": any special purpose, bankruptcy-remote Subsidiary of the Borrower that purchases, on a revolving basis, Receivables generated by the Borrower or any of its Subsidiaries.

                  "Receivables Transaction": any transactions or series of related transactions providing for the financing of Receivables of the Borrower or any of its Subsidiaries.

                  "Receivables Transaction Prepayment Amount": with respect to the initial transfer of Receivables pursuant to any Receivables Transaction, an amount equal to 100% of the gross proceeds in cash of such Receivables Transaction, net of (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Receivables Transaction, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) in the case of any Receivables Transaction, any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable entity for, the Indebtedness of the Borrower and its Subsidiaries in respect of, or the obligations of the Borrower and its Subsidiaries under, such Receivables Transaction.

                  "Reference Lenders": Chase, Bank of America, N.A., ABN Amro Bank N.V., Deutsche Bank AG New York Branch and Fleet National Bank.

                  "Refunded Swingline Loans": as defined in subsection 2.4.

                  "Refunding Date": as defined in subsection 2.4.

                  "Register":  as defined in subsection 13.6(d).

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 5.5(a) for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

                  "Requested Local Currency Loans": as defined in subsection 2.16(b).

                  "Requested Multicurrency Loans": as defined in subsection 2.16(a).

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to the Borrower, the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Revolving Credit Commitment," as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment at such time constitutes of the Aggregate Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Revolving Credit Outstandings of such Lender at such time then constitutes of (b) the Aggregate Revolving Credit Outstandings of all Lenders at such time).

                  "Revolving Credit Loans":  as defined in subsection 2.1.

                  "Revolving Credit Note":  as defined in subsection 3.13(d).

                  "Revolving Lender": each Lender that has a Revolving Credit Commitment hereunder or that holds Revolving Credit Loans.

                  "S&P":  Standard & Poor's Ratings Services.

                  "Signing Date": the date on which the Lenders have signed this Agreement.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to subsection 2.3 in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

                  "Swingline Lender": Chase, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans":  as defined in subsection 2.3.

                  "Swingline Participation Amount": as defined in subsection
         2.4.

                  "Syndication Agents":  as defined in the preamble hereto.

                  "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

                  "Termination Date":  August 15, 2006.

                  "364-Day Facility":  as defined in the recitals hereto.

                  "Tranche": the collective reference to Eurodollar Loans or Multicurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches" or "Multicurrency Tranches".

                  "Transferee":  as defined in subsection 13.6(f).

                  "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, as the same may be amended from time to time.

                  "Utilization Fee Rate": .125% per annum for Rating Categories I, II, III and IV; .250% for Rating Category V and .375% for Rating Category VI.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   Section 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") in Dollars to the Borrower from time to time during the Commitment Period so long as after giving effect thereto (i) the Available Revolving Credit Commitment of each Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 3.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), in each case specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments (other than a borrowing under subsections 2.4, 2.16 and 5.5) shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the Aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower, each Lender will make an amount equal to its Funding Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in subsection 13.2 in funds immediately available to the Administrative Agent. Except as otherwise provided in subsection 2.16, such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Credit Loans, may exceed the Swingline Commitment then in effect) and
(ii) the Borrower shall not request, and the

Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                  (b) The Borrower shall repay all outstanding Swingline Loans on the Termination Date.

                  2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Lender (including the Swingline Lender in its capacity as a Lender having a Revolving Credit Commitment) to make, and each Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the New York office of the Administrative Agent specified in subsection 13.2 in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans if such deficiency is not otherwise reimbursed by the Borrower on the Business Day following a written request for such reimbursement to the Borrower by the Swingline Lender.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to subsection 2.4(b), one of the events described in subsection 10(e) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by subsection 2.4(b), each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in subsection 2.4(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Lender's Revolving Credit Commitment Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Lender's obligation to make the Loans referred to in subsection 2.4(b) and to purchase participating interests pursuant to subsection 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.5 Facility Fee; Utilization Fee. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Fee Commencement Date to the Termination Date, computed at the Facility Fee Rate on the average daily amount of the Revolving Credit Commitment of such Lender (regardless of usage) during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee for each Excess Utilization Day during the period from and including the Fee Commencement Date to the Termination Date, computed at the Utilization Fee Rate on the average daily amount of the Aggregate Total Outstandings of such Lender for each

Excess Utilization Day during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  2.6 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, either (a) the Aggregate Available Revolving Credit Commitments would not be greater than or equal to zero or (b) the Available Revolving Credit Commitments of any Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. The Administrative Agent shall give each Lender prompt notice of any notice received from the Borrower pursuant to this subsection 2.6.

                  2.7 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date applicable to such Lender (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to
Section 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.4.

                  2.8 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. LIBO Rate CAF Advance may be denominated in Dollars or any other available and freely-convertible eurocurrency acceptable to the bidding Lender, and Fixed Rate CAF Advances shall be denominated in Dollars. CAF Advances may be borrowed in amounts such that the amount of Aggregate Total Outstandings of all Lenders at any time shall not exceed the Aggregate Revolving Credit Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                  2.9 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of CAF Advances to be denominated in a currency other than Dollars, and amount in such currency the Dollar Equivalent of which is equal to $5,000,000 or $1,000,000, as the case may be) and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 360 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance,
(ii) not less than one month nor more than twelve months after the Borrowing Date therefor, in the case of a LIBO CAF Advance and (iii) not later than the Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

                  (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable Eurocurrency Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                           (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 2.8, exceed such Lender's Revolving Credit Commitment); and

                           (ii) the margin above or below the applicable Eurocurrency Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the Borrowing Date, setting forth:

                           (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.8, exceed such Lender's Revolving Credit Commitment); and

                           (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

                  (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                           (i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

                           (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.9(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.9(b) or subsection 2.9(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.9(b) or subsection 2.9(c), as the case may be.

                  (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                           (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                           (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                           (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                           (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 2.8, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000 or, in the case of CAF Advances to be denominated in a currency other than Dollars, an amount in such currency the Dollar Equivalent of which is approximately equal to $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 (or, in the case of CAF Advances to be denominated in a currency other than Dollars, an amount in such currency the Dollar Equivalent of which is approximately equal to $5,000,000) principal amount, the number of such Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of CAF Advances to be denominated in a currency other than Dollars, an amount in such currency the Dollar Equivalent of which is approximately equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

                  (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.9(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Lenders.

                  (g) If the Borrower accepts pursuant to subsection 2.9(d)(ii) one or more of the offers made by any Lender or Lenders, the Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request (in the case of CAF Advances denominated in Dollars) and before the funding time for the relevant currency from time to time specified by the Administrative Agent by notice to the Lenders (in the case of CAF Advances denominated in any currency other than Dollars), each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent the amount of CAF Advances to be made by such Lender, in immediately available funds, at the funding office for the relevant currency specified from time to time by the Administrative Agent by notice to the Lenders. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  2.10 Repayment of CAF Advances. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall have the right to prepay any principal amount of any CAF Advance only with the consent of the Lender to which such CAF Advance is owed. The Borrower hereby further agrees to pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  2.11 Certain Restrictions with Respect to CAF Advances. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  2.12 Multicurrency Commitments. Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make revolving credit loans (each, a "Multicurrency Loan") in any Available Foreign Currency to the Borrower from time to time during the Commitment Period so long as after giving effect thereto (a) the Available Multicurrency Commitment of each Multicurrency Lender is greater than or equal to zero, (b) the aggregate outstanding principal amount of Multicurrency Loans, plus the aggregate outstanding principal amount of Local Currency Loans does not exceed an amount the Dollar Equivalent of which is $400,000,000 and (c) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Commitment Period, the Borrower may use the Multicurrency Commitments by borrowing, repaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Any Multicurrency Lender may cause its Multicurrency Loans to be made by any branch, affiliate or international banking facility of such Multicurrency Lender, provided, that such Multicurrency Lender shall remain responsible for all of its obligations hereunder and no additional taxes, costs or other burdens shall be imposed upon the Borrower or the Administrative Agent as a result thereof.

                  2.13 Repayment of Multicurrency Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Multicurrency Lender the then unpaid principal amount of each Multicurrency Loan of such Multicurrency Lender on the Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Multicurrency Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 3.4.

                  2.14 Procedure for Multicurrency Borrowing. The Borrower may request the Multicurrency Lenders to make Multicurrency Loans during the Commitment Period on any Business Day by delivering a Notice of Multicurrency Loan Borrowing. Each borrowing under the Multicurrency Commitments shall be in an amount in an Available Foreign Currency the Dollar Equivalent of which is equal to at least $1,000,000 (or, if the then Aggregate Available Multicurrency Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such Notice of Multicurrency Borrowing from the Borrower, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. Not later than the funding time for the relevant Available Foreign Currency specified from time to time by the Administrative Agent by notice to the Borrower and the Multicurrency Lenders each Multicurrency Lender shall make an amount equal to its Multicurrency Commitment Percentage of the principal amount of

Multicurrency Loans requested to be made on such Borrowing Date available to the Administrative Agent at the funding office for the relevant Available Foreign Currency specified from time to time by the Administrative Agent by notice to the Borrower and the Multicurrency Lenders in the relevant Available Foreign Currency and in immediately available funds. The amounts made available by each Multicurrency Lender will then be made available to the Borrower at such funding office and in like funds as received by the Administrative Agent.

                  2.15 Termination or Reduction of Multicurrency Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which shall give prompt notice thereof to each Multicurrency Lender), to terminate the Multicurrency Commitments or, from time to time, to reduce the amount of the Multicurrency Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Multicurrency Commitment of any Multicurrency Lender would be less than zero. Any such reduction shall be in an amount equal to U.S. $1,000,000 or a whole multiple of U.S. $100,000 in excess thereof and shall reduce permanently the Multicurrency Commitments then in effect.

                  2.16 Borrowings of Revolving Credit Loans and Refunding of Loans. (a) If on any Borrowing Date on which the Borrower has requested the Multicurrency Lenders to make Multicurrency Loans (the "Requested Multicurrency Loans"), (i) the aggregate principal amount of the Requested Multicurrency Loans exceeds the Aggregate Available Multicurrency Commitments on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.16 on such Borrowing Date) and, (ii) the Dollar Equivalent of the amount of such excess is less than or equal to the aggregate Available Revolving Credit Commitments of all Non-Multicurrency Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection
2.16 on such Borrowing Date), each Non-Multicurrency Lender shall make a Revolving Credit Loan to the Borrower on such Borrowing Date, and the proceeds of such Revolving Credit Loans shall be simultaneously applied to repay outstanding Revolving Credit Loans, Local Currency Loans and/or Multicurrency Loans of the Multicurrency Lenders (as directed by the Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and
(2) the borrowing from the Multicurrency Lenders of the Requested Multicurrency Loans, the Committed Outstanding Percentage of each Lender will equal (as nearly as possible) its Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such Revolving Credit Loans shall be made available by each Non-Multicurrency Lender to the Administrative Agent at its New York office specified in subsection 13.2 in Dollars and in immediately available funds and the Administrative Agent shall apply the proceeds of such Revolving Credit Loans toward repayment of outstanding Revolving Credit Loans and/or Local Currency Loans of the Multicurrency Lenders (as directed by the Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Multicurrency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested by the Borrower (but not in any event greater than the Aggregate Available Multicurrency Commitments after giving effect to the making of such repayment of any Loans on such Borrowing
Date) and (II) the Borrower shall
pay to the Administrative Agent for the account of the Lenders whose Loans to the Borrower are repaid on such Borrowing Date pursuant to this subsection 2.16 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 3.11 in connection with such repayment.

                  (b) Subject to the limitations on borrowings contained in a given Local Currency Facility, if on any Borrowing Date on which a Foreign Subsidiary Borrower has requested Local Currency Lenders to make Local Currency Loans (the "Requested Local Currency Loans") under a Local Currency Facility to which such Foreign Subsidiary Borrower and Local Currency Lenders are parties,
(i) the aggregate principal amount of the Requested Local Currency Loans (A) exceeds the aggregate available amount of the commitments of such Local Currency Lenders under such Local Currency Facility on such Borrowing Date (before giving effect to the making and payment of any Revolving Credit Loans required to be made pursuant to this subsection 2.16 on such Borrowing Date) or (B) together with the aggregate then outstanding principal amount of Multicurrency Loans would exceed an amount of which the Dollar Equivalent is $400,000,000, (ii) after giving effect to the Requested Local Currency Loans, the Dollar Equivalent of the aggregate outstanding principal amount of Local Currency Loans of such Foreign Subsidiary Borrower will be less than or equal to the aggregate commitments of such Local Currency Lenders under such Local Currency Facility and (iii) the Dollar Equivalent of the amount of the excess described in clause
(i) above is less than or equal to the Aggregate Available Revolving Credit Commitments of all Lenders other than such Local Currency Lenders (before giving effect to the making and payment of any Revolving Credit Loans pursuant to this subsection 2.16 on such Borrowing Date), each such other Lender shall make a Revolving Credit Loan to the Borrower, on such Borrowing Date, and the proceeds of such Revolving Credit Loans shall be simultaneously applied to repay outstanding Revolving Credit Loans, Multicurrency Loans and/or Local Currency Loans of such Local Currency Lenders (as directed by the Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from such Local Currency Lenders of the Requested Local Currency Loans, the Committed Outstandings Percentage of each Lender will equal (as nearly as possible) its Revolving Credit Commitment Percentage and the Dollar Equivalent of the aggregate outstanding principal amount of Multicurrency Loans and Local Currency Loans will not exceed $400,000,000. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such Revolving Credit Loans shall be made available by each such other Lender to the Administrative Agent at its New York office specified in subsection 13.2 in Dollars and in immediately available funds and the Administrative Agent shall apply the proceeds of such Revolving Credit Loans toward the repayment of outstanding Revolving Credit Loans, Multicurrency Loans and/or Local Currency Loans of such Local Currency Lenders (as directed by the Borrower) and (y) concurrently with the repayment of such Revolving Credit Loans on such Borrowing Date, (I) such Local Currency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Local Currency Loans in an aggregate amount equal to the amount so requested by such Foreign Subsidiary Borrower and (II) the relevant Foreign Subsidiary Borrower shall pay to the Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.16 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 3.11 in connection with such repayment.

                  (c) If any borrowing of Revolving Credit Loans is required pursuant to this subsection 2.16, the Borrower shall notify the Administrative Agent in the manner provided for Revolving Credit Loans in subsection 2.2, except that the minimum borrowing amounts set forth in subsection 2.2 shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of Revolving Credit Loans required to be made pursuant to this subsection 2.16.

                         Section 3. CERTAIN PROVISIONS
                             APPLICABLE TO THE LOANS

                  3.1 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (other than any amounts payable pursuant to subsection 3.11 if such prepayment is of Eurodollar Loans and is made on a day other than the last day of the Interest Period with respect thereto), upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

                  (b) The Borrower may at any time and from time to time prepay, without premium or penalty (other than any amounts payable pursuant to subsection 3.11 if such prepayment is of Multicurrency Loans and is made on a day other than the last day of the Interest Period with respect thereto), the Multicurrency Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount the Dollar Equivalent of which is at least $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  (c) (i) If, at any time during the Commitment Period, for any reason the Aggregate Total Outstandings of all Lenders exceed the Aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans and/or the Multicurrency Loans in amounts such that the sum of (A) the aggregate principal amount of the Revolving Credit Loans so prepaid and (B) the Dollar Equivalent of the aggregate principal amount of the Multicurrency Loans so prepaid, equals or exceeds the amount of such excess.

                      (ii) If, at any time during the Commitment Period, for any reason either (x) the Aggregate Total Outstandings of all Multicurrency Lenders exceed the Aggregate Revolving Credit Commitments of the Multicurrency Lenders and/or Local Currency Loans, (y) the Aggregate Multicurrency Outstandings exceed the aggregate Multicurrency Commitments or (z) the sum of the Aggregate Multicurrency Outstandings plus the Dollar Equivalent of the aggregate outstanding principal amount of Local Currency Loans exceeds the aggregate Multicurrency Commitments, the Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans and/or the Multicurrency Loans and/or Local Currency Loans and/or cash collateralize the L/C Obligations in amounts such that any such excess is eliminated.

                      (iii) Each prepayment of Loans pursuant to this subsection 3.1(c) shall be accompanied by any amounts payable under subsection 3.11 in connection with such prepayment.

                      (iv) Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans or Multicurrency Loans that would otherwise be required pursuant to this subsection 3.1(c) solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made pursuant to this subsection 3.1(c) on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

                  (d) If a Receivables Transaction is consummated on any date, on the next Business Day, the Borrower shall prepay the Revolving Credit Loans (or at the option of the Borrower, the Revolving Credit Loans under the Existing Credit Agreement), Multicurrency Loans (or at the option of the Borrower, the Multicurrency Loans under the Existing Credit Agreement), Local Currency Loans (or at the option of the Borrower, the Local Currency Loans under the Existing Credit Agreement) and/or cash collateralize the L/C Obligations in an aggregate amount equal to the Receivables Transaction Prepayment Amount in respect of such Receivables Transaction.

                  3.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  (c) Any Multicurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving a Notice of Multicurrency Loan Continuation, provided, that if the Borrower shall fail to give such Notice of Multicurrency Loan Continuation by the deadline specified therefor in Schedule II, such Multicurrency Loans shall automatically be continued for an Interest Period of one month.

                  3.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans and Multicurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the aggregate principal amount of the Multicurrency Loans comprising each Multicurrency Tranche shall be in an amount the Dollar Equivalent of which is at least $5,000,000. In no event shall there be more than 7 Tranches outstanding at any time.

                  3.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Multicurrency Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Eurocurrency Rate plus the Applicable Margin in effect for such day.

                  (d) Each CAF Advance shall bear interest at the rate determined in accordance with subsection 2.9.

                  (e) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any facility fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, facility fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

                  (f) Interest pursuant to this subsection shall be payable in arrears on each Interest Payment Date or CAF Advance Interest Payment Date, as the case may be, provided that interest accruing pursuant to paragraph (e) of this subsection shall be payable from time to time on demand.

                  3.5 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.4(a), (b) or (d).

                  (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                  (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 3.6, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

3.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders or the Majority Multicurrency Lenders, as the case may be, that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans or

Multicurrency Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans, provided, that, notwithstanding the provisions of subsection 2.2 or 2.14, the Borrower may cancel the request for such Eurodollar Loan or Multicurrency Loan, as the case may be, by written notice to the Administrative Agent one Business Day prior to the first day of such Interest Period and the Borrower shall not be subject to any liability pursuant to subsection 3.11 with respect to such cancelled request, (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (y) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans and (z) any Multicurrency Loans to which such Interest Period relates shall be repaid on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Multicurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  3.7 Pro Rata Treatment and Payments. (a) Except as provided in subsection 2.16, each payment (other than optional prepayments) of principal or interest in respect of the Loans shall be made pro rata according to the amounts then due and owing to the respective Lenders.

                  (b) Except as provided in subsection 2.16, each borrowing by the Borrower of Revolving Credit Loans from the Lenders hereunder shall be made pro rata according to the Funding Commitment Percentages of the Lenders in effect on the date of such borrowing. Each payment by the Borrower on account of any facility fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Revolving Credit Commitment Percentages of the Lenders. Except as provided in subsection 2.16, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then due and owing to the Lenders. All payments (including prepayments) to be made by the Borrower hereunder in respect of amounts denominated in Dollars, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 13.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans or Multicurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Multicurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (c) Each borrowing of Multicurrency Loans by the Borrower shall be made, and any reduction of the Multicurrency Commitments shall be allocated by the Administrative Agent, pro rata according to the Multicurrency Commitment Percentages of the Multicurrency Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Multicurrency Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Multicurrency Loans then due and owing by the Borrower to each Multicurrency Lender. All payments (including prepayments) to be made by the Borrower on account of Multicurrency Loans hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before the payment time for the currency of such Multicurrency Loan from time to time specified by the Administrative Agent by notice to the Multicurrency Lenders and the Borrower, on the due date thereof to the Administrative Agent, for the account of the Multicurrency Lenders, at the payment office for the currency of such Multicurrency Loan from time to time specified by the Administrative Agent by notice to the Multicurrency Lenders and the Borrower, in the currency of such Multicurrency Loan and in immediately available funds. The Administrative Agent shall distribute such payments to the Multicurrency Lenders entitled to receive the same promptly upon receipt in like funds as received.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of Revolving Credit Loans or CAF Advances denominated in Dollars) and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Multicurrency Loans or CAF Advances denominated in a currency other than Dollars), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon equal to (i) the rate per annum applicable to ABR Loans hereunder (in the case of a borrowing of Revolving Credit Loans or CAF Advances or CAF Advances denominated in Dollars) and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds plus the Applicable Margin applicable to Multicurrency Loans (in the case of a borrowing of Multicurrency Loans or CAF Advances denominated in a currency other than Dollars), on demand, from the Borrower.

                  3.8 Illegality. Notwithstanding any other provision herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Multicurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Multicurrency Loans, continue Eurodollar Loans or Multicurrency Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Lender's Multicurrency Loans shall be prepaid on the last day of the then current Interest Period with respect thereto. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.11.

                  3.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, in the case of LIBO Rate CAF Advances, made subsequent to acceptance by the Borrower of such LIBO Rate CAF Advance):

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, any Eurodollar Loan, Multicurrency Loan or LIBO Rate CAF Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.10 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate; or

                           (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, Multicurrency Loans, LIBO Rate CAF Advances or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided, that the Borrower shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrower that such amounts are payable unless such Lender gives such notice within 180 days after it became aware or should have become aware of the event giving rise to such payment obligation.

(b) If any Lender shall have determined that after the date hereof the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrower shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrower that such amounts are payable unless such Lender gives such notice within 180 days after it became aware or should have become aware of the event giving rise to such payment obligation.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.10 Taxes. (a) All payments made by the Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Loan Document, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in such Loan Document, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and each other Loan Document and the payment of the Loans and all other amounts payable hereunder and thereunder.

                  (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit J and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to any Loan Document (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (c) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  3.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, Local Currency Loans, Multicurrency Loans or CAF Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower or any Foreign Subsidiary Borrower in making any prepayment after the Borrower or such Foreign Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement or any other Loan Document or (c) the making of a prepayment of Eurodollar Loans, Local Currency Loans, Multicurrency Loans or CAF Advances or the conversion of Eurodollar Loans to ABR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) or, in the case of CAF Advances, the applicable CAF Advance Maturity Date (or proposed CAF Advance Maturity Date), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to CAF Advances included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and each other Loan Document and the payment of the Loans and all other amounts payable hereunder and thereunder.

                  3.12 Change of Lending Office; Removal of Lender. Each Lender agrees that if it makes any demand for payment under subsection 3.9 or 3.10(a), or if any adoption or change of the type described in subsection 3.8 shall occur with respect to it, (i) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 3.9 or 3.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.8 or (ii) it will, upon at least five Business Days' notice from the Borrower to such Lender and the Administrative Agent, assign, pursuant to and in accordance with the provisions of subsection 13.6(c), to one or more Assignees designated by the Borrower all, but not less than all, of such Lender's rights and obligations hereunder (other than rights in respect of such Lender's outstanding CAF Advance), without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each Revolving Credit Loan then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid facility fees and utilization fees owing thereto and, in addition, all additional costs and reimbursements, expense reimbursements and indemnities, if any, owing in respect of such Lender's Commitment hereunder at such time (including any amount that would be payable under subsection 3.11 if such assignment were, instead, a prepayment in full of all amounts owing to such Lender) shall be paid to such Lender.

                  3.13 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) in the case of Revolving Credit Loans and Swingline Loans, the amount of each Revolving Credit

Loan or Swingline Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) in the case of Multicurrency Loans, the amount and currency of each Multicurrency Loans and each Interest Period applicable thereto, (iii) in the case of CAF Advances, the amount and currency of each CAF Advance made hereunder, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, (iv) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (v) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note").

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the CAF Advances of such Lender, substantially in the form of Exhibit B with appropriate insertions (a "CAF Advance Note").

                      Section 4. LOCAL CURRENCY FACILITIES

                  4.1 Terms of Local Currency Facilities. (a) Subject to the provisions of this Section 4, the Borrower may in its discretion from time to time designate any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States as a "Foreign Subsidiary Borrower" and any Qualified Credit Facility to which such Foreign Subsidiary Borrower and any one or more Lenders (or its Affiliates, agencies or branches) is a party as a "Local Currency Facility", with the consent of each such Lender in its sole discretion, by delivering a Local Currency Facility Addendum to the Administrative Agent and the Lenders (through the Administrative Agent) executed by the Borrower, each such Foreign Subsidiary Borrower and each such Lender, provided, that on the effective date of such designation no Event of Default shall have occurred and be continuing. Concurrently with the delivery of a Local Currency Facility Addendum, the Borrower or the relevant Foreign Subsidiary Borrower shall furnish to the Administrative Agent copies of all documentation executed and delivered by such Foreign Subsidiary Borrower in connection therewith, together with, if applicable, an English translation thereof. Except as otherwise provided in this Section 4 or in the definition of "Qualified Credit Facility" in subsection 1.1, the terms and conditions of each Local Currency Facility shall be determined by mutual agreement of the relevant Foreign Subsidiary Borrower(s) and Local Currency Lender(s). The documentation governing each Local Currency Facility shall (i) contain an express acknowledgement that such Local Currency Facility shall be subject to the provisions of this Section 4, (ii) if more than one Lender is a party thereto, designate a Local Currency Facility Agent for such Local Currency Facility and (iii) include an opinion of counsel reasonably satisfactory to the Administrative Agent from the jurisdiction in which such Local Currency Facility is established that the documentation governing such Local Currency Facility is enforceable in accordance with its terms. Each of the Borrower and, by agreeing to any Local Currency Facility designation as contemplated hereby, each relevant Local Currency Lender (if any) party thereto which is an Affiliate, branch or agency of a Lender, acknowledges and agrees that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to such Local Currency Lender. In the event of any inconsistency between the terms of this Agreement and the terms of any Local Currency Facility, the terms of this Agreement shall prevail.

                  (b) The documentation governing each Local Currency Facility shall set forth (i) the maximum amount (expressed in Dollars) available to be borrowed from all Local Currency Lenders under such Local Currency Facility (as the same may be reduced from time to time, a "Local Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Local Currency Lender party to such Local Currency Facility, the maximum amount (expressed in Dollars) available to be borrowed from such Local Currency Lender thereunder (as the same may be reduced from time to time, a "Local Currency Lender Maximum Borrowing Amount").

                  (c) Except as otherwise required by applicable law, in no event shall the Local Currency Lenders party to a Local Currency Facility have the right to accelerate the Local Currency Loans outstanding thereunder, or to terminate their commitments (if any) to make such Local Currency Loans prior to the earlier of the stated termination date in respect thereof or the Termination Date, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 10 hereof, provided, that nothing in this paragraph (c) shall be deemed to require any Local Currency Lender to make a Local Currency Loan if the applicable conditions precedent to the making of such Local Currency Loan set forth in the documentation governing the relevant Local Currency Facility have not been satisfied. No Local Currency Loan may be made under a Local Currency Facility if (i) after giving effect thereto, the conditions precedent in subsection 7.2 hereof would not be satisfied or (ii) after giving effect to the making of such Local Currency Loan and the simultaneous application of the proceeds thereof, (A) the Aggregate Total Outstandings of all Lenders at any time exceeds the Aggregate Revolving Credit Commitments or (B) the Dollar Equivalent of the aggregate outstanding principal amount of Multicurrency Loans and Local Currency Loans would exceed $400,000,000.

                  (d) The relevant Foreign Subsidiary Borrower shall furnish to the Administrative Agent copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Local Currency Lenders participating in any Local Currency Facility) to the terms of any Local Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof). If any such amendment, supplement or other modification to a Local Currency Facility shall (i) add a Local Currency Lender as a Local Currency Lender thereunder or (ii) change the Local Currency Facility Maximum Borrowing Amount or any Local Currency Lender Maximum Borrowing Amount with respect thereto, the Borrower shall promptly furnish an appropriately revised Local Currency Facility Addendum, executed by the Borrower, the relevant Foreign Subsidiary Borrower and the affected Local Currency Lenders (or any agent acting on their behalf), to the Administrative Agent and the Lenders (through the Administrative Agent).

                  (e) The Borrower may terminate its designation of a facility as a Local Currency Facility, with the consent of each Local Currency Lender party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by the Borrower, the relevant Foreign Subsidiary Borrower and each Local Currency Lender party to such Local Currency Facility (or any agent acting on their behalf). Once notice of such termination is received by the Administrative Agent, such Local Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

                  4.2 Reporting of Local Currency Outstandings. (a) On the date of the making of any Local Currency Loan having a maturity of 30 or more days to a Foreign Subsidiary Borrower and on the last Business Day of each month on which a Foreign Subsidiary Borrower has any outstanding Local Currency Loans, the Local Currency Facility Agent for such Foreign Subsidiary Borrower, shall deliver to the Administrative Agent a Notice of Local Currency Outstandings and the Administrative Agent shall deliver a copy of such Notice of Local Currency Outstandings to the Lenders. The Administrative Agent will, at the request of any Local Currency Facility Agent, advise such Local Currency Facility Agent of the Exchange Rate used by the Administrative Agent in calculating the Dollar Equivalent of Local Currency Loans under the related Local Currency Facility on any date.

                  (b) For purposes of any calculation under this Agreement in which the amount of the Aggregate Local Currency Outstandings of any Lender is a component, the Administrative Agent shall make such calculation on the basis of the Notices of Local Currency Outstanding received by it at least two Business Days prior to the date of such calculation.

                          Section 5. LETTERS OF CREDIT

                  5.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 5.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $1,000,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  5.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  5.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  5.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 5.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 5.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 5.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  5.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on the Business Day next succeeding the Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, subsection 3.4(b) and (ii) thereafter, subsection 3.4(e). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 10(e) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in subsection 5.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.2 of ABR Loans in the amount of such drawing (and the minimum borrowing amount in such subsection shall not apply to such borrowing). The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to subsection 2.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

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


                  5.6 Obligations Absolute. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 5.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  5.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  5.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.

                  Section 6. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  6.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2000 and December 31, 1999 and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31,

2001 or, if later and prior to the Signing Date, the date of the Borrower's most recent publicly available Form 10-Q and the related unaudited consolidated statements of operations and of cash flows for the fiscal period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and materially correct and present fairly (subject to normal year-end audit adjustments) the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal period then ended. All such annual financial statements, including the related schedules and notes thereto, were, as of the date prepared, prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). The quarterly financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933. Accordingly, such quarterly statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of the Borrower, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

                  6.2 No Change. Since December 31, 2000 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  6.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure of the foregoing clauses (a) (only with respect to Subsidiaries of the Borrower), (c) and (d) to be true and correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, any Notes and any Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Borrower or any of its Subsidiaries in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party has been or will be, duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party constitutes or will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  6.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

                  6.6 No Material Litigation. Except as disclosed in the Borrower's Form 10-Q dated March 31, 2001 or, if later and prior to the Signing Date, the date of the Borrower's most recent publicly available Form 10-Q, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  6.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  6.8 Intellectual Property. Except as disclosed in the Borrower's Form 10-Q dated March 31, 2001 or, if later and prior to the Signing Date, the date of the Borrower's most recent publicly available Form 10-Q, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as disclosed in the Borrower's Form 10-Q dated March 31, 2001 or, if later and prior to the Signing Date, the date of the Borrower's most recent publicly available Form 10-Q, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Borrower's Form 10-Q dated March 31, 2001 or, if later and prior to the Signing Date, the date of the Borrower's most recent publicly available Form 10-Q, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  6.9 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  6.10 Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would violate Regulation U of the Board as now and from time to time hereafter in effect.

                  6.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan other than a Multiemployer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, where the liability which could be reasonably expected to result could have a Material Adverse Effect; provided, however, that with respect to any Multiemployer Plan, such representation is made only to the knowledge of the Borrower. No termination of a Single Employer Plan pursuant to Section 4041(c) or 4042 of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and to the knowledge of the Borrower, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made which liability could be reasonably expected to result could have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

                  6.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  6.13 Purpose of Loans. The proceeds of the Loans shall be used to finance the working capital and general corporate needs of the Borrower and its Subsidiaries, including but not limited to acquisitions.

                  6.14 Environmental Matters. Except to the extent that the failure of the following statements to be true and correct could not reasonably be expected to have a Material Adverse Effect:

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could reasonably be expected to materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                  6.15 Disclosure. The statements and information contained herein and in any of the information provided to the Administrative Agent or the Lenders in writing (other than financial projections) in connection with this Agreement, taken as a whole, do not contain any untrue statement of any material fact, or omit to state a fact necessary in order to make such statements or information not misleading in any material respect, in each case in light of the circumstances under which such statements were made or information provided as of the date so provided. The financial projections contained in the June 2001 Confidential Information Memorandum, furnished to the Administrative Agent and the Lenders in writing in connection with this Agreement have been prepared in good faith based upon assumptions which were reasonable when such projections were made, it being acknowledged that such projections are subject to the uncertainty inherent in all projections of future results and that there can be no assurance that the results set forth in such projections will in fact be realized.

                        Section 7. CONDITIONS PRECEDENT

                  7.1 Conditions to Initial Loans and Letters of Credit. The agreement of each Lender to make the initial Loan requested to be made by it, or to issue any Letter of Credit, is subject to the satisfaction on the Closing Date of the following conditions precedent:

                  (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Lender and the Borrower, with a counterpart for each Lender

                  (b) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (c) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

                  (d) Repayment of 364-Day Credit Facility. All amounts (including principal, interest and fees) due under the 364-Day Credit Facility shall have been paid in accordance with the terms of the 364-Day Credit Facility, and all commitments to extend credit thereunder shall have terminated.

                  (e) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to the Borrower (which opinion may be delivered in part by in-house counsel to the Borrower), covering the matters set forth in Exhibit G. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (f) Approvals. All governmental and third party approvals necessary in connection with the execution, delivery and performance of this Agreement and the other Loan Documents shall have been obtained and be in full force and effect.

                  (g) Financial Statements; Pro Forma Projected Consolidated Capitalization. The Lenders shall have received (i) satisfactory audited consolidated financial statements of the

Borrower and its consolidated Subsidiaries for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                  (h) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid and all expenses required to be paid by the Borrower pursuant to the terms hereof and for which invoices have been presented at least five (5) Business Days in advance, on or before the Closing Date.

                  7.2 Conditions to Each Loan and Letter of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date, or to issue any Letter of Credit, (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than, in the case of any Loan made after the Closing Date, the representations and warranties in subsections 6.2 and 6.6 which shall be true and correct in all material respects on and as of the Closing Date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letter of Credit requested to be issued, on such date.

Each borrowing by the Borrower hereunder, and each request by the Borrower for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                        Section 8. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  8.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst &

Young LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided, that it is hereby acknowledged that the quarterly financial statements delivered pursuant to paragraph (b) above may not include all of the information and footnotes required by GAAP for complete annual financial statements.

                  8.2 Certificates; Other Information. Furnish to the Administrative Agent with sufficient copies for the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer stating that such Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate, and including calculations demonstrating compliance with subsection 9.1;

                  (b) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after the same are issued, copies of all press releases issued by the Borrower; and

                  (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.


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                  8.4 Conduct of Business and Maintenance of Existence. (a)
Continue to engage in business of the same general type as conducted by it on the Signing Date, (b) preserve, renew and keep in full force and effect its corporate existence and (except as could not in the aggregate be reasonably expected to have a Material Adverse Effect), (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.4 and (d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  8.5 Maintenance of Property; Insurance. Keep all property necessary in its business in good working order and condition except to the extent that failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are adequate for conducting its business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  8.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (upon reasonable advance notice coordinated through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  8.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time involving the Borrower or any of its Subsidiaries, which in either case, could reasonably be expected to have a Material Adverse Effect; and

                  (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, other than the termination of any Single Employer Plan pursuant to Section 4041(b) of ERISA where, in connection with any of


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the foregoing, the amount of liability the Borrower or any Commonly Controlled
Entity could reasonably be expected to incur would be material.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                          Section 9. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Letter of Credit remains outstanding, or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 9.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  9.1 Financial Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.5 to 1.0.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 3.5 to 1.0.

                  9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;


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                  (f) Liens in existence on the date hereof listed on Schedule
9.2, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (i) Liens created pursuant to any Receivables Transaction permitted pursuant to subsection 9.3(a); and

                  (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $100,000,000 in aggregate amount at any time.

                  9.3 Limitation on Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist

                  (a) subject to Section 3.1(d), any Indebtedness pursuant to any Receivables Transaction, except for Indebtedness pursuant to all Receivables Transactions in an aggregate principal amount not exceeding 15% of Consolidated Tangible Assets; or

                  (b) any Indebtedness of any of the Subsidiaries of the Borrower other than (x) Indebtedness of any Receivables Subsidiary pursuant to any Receivables Transaction permitted under subsection 9.3(a), (y) any Indebtedness of any Subsidiary of the Borrower owing to the Borrower or to any other Subsidiary of the Borrower and (z) any other Indebtedness of Subsidiaries of the Borrower in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Tangible Assets.

                  9.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);


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


                  (b) the Borrower or any wholly owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary, and, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any non-wholly owned Subsidiary of the Borrower for fair market value;

                  (c) any non-wholly owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower for fair market value or may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other non-wholly owned Subsidiary of the Borrower; and

                  (d) the Borrower or any Subsidiary of the Borrower may be merged or consolidated with or into another Person; provided that the Borrower or such Subsidiary shall be the continuing or surviving corporation and no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof (and, in the case of any such transaction involving a Subsidiary, such Subsidiary shall continue to be a Subsidiary or the Borrower shall have received fair market value therefor as determined by the Board of Directors of the Borrower); and provided further that the Borrower may not be merged or consolidated with or into any Subsidiary.

                         Section 10. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any fee or other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) (i) The Borrower shall default in the observance or performance of any covenant contained in subsections 8.4(b), 8.7(a) or in
Section 9; (ii) the Borrower shall default in the observance or performance of any agreement contained in Section 12; or (iii) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided above in this Section), and such default described in this clause (iii) shall continue unremedied for a period of 30 days; or


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


                  (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000,000; or

                  (e) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for


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


purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or in excess of the amount recoverable by insurance) of $100,000,000 (net of any related tax benefit) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 30% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower (other than Peter M. Nicholas and John E. Abele) or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion


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thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full (or in the event that the acceleration that required the funding of such cash collateral account is rescinded by the Lenders), the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             Section 11. THE AGENTS

                  11.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  11.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.


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


                  11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  11.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  11.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Credit Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  11.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative


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Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  11.10 The Arrangers, the Bookrunners and the Syndication Agents. None of the Arrangers, the Bookrunners or the Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Arrangers, the Bookrunners or the Syndication Agents shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers, the Bookrunners or the Syndication Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                             Section 12. GUARANTEE

                  12.1 Guarantee. (a) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                  (c) The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

                  12.2 No Subrogation. Notwithstanding any payment or payments made by the Borrower hereunder, or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Foreign Subsidiary Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Foreign Subsidiary Borrowers in respect of payments made by the Borrower hereunder, until all amounts owing to the Administrative Agent and the Local Currency Lenders by the Foreign Subsidiary Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and


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the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Administrative Agent may determine. The provisions of this paragraph shall continue to be effective after the termination of this Agreement, the payment in full of the Obligations and the termination of the Commitments.

                  12.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Foreign Subsidiary Borrowers or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from a Foreign Subsidiary Borrower or any such other guarantor or any release of a Foreign Subsidiary Borrower or such other guarantor shall not relieve the Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  12.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Foreign Subsidiary Borrowers and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Foreign Subsidiary Borrowers and the Borrower with respect to the Obligations. This Section 12 shall be construed as a continuing, absolute and unconditional


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guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Foreign Subsidiary Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Foreign Subsidiary Borrowers or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Foreign Subsidiary Borrowers for the Obligations, or of the Borrower under this Section 12, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Foreign Subsidiary Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Foreign Subsidiary Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. This Section 12 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Borrower under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Foreign Subsidiary Borrowers may be free from any Obligations.

                  12.5 Reinstatement. This Section 12 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  12.6 Payments. The Borrower hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                  12.7 "Lenders". For all purposes of this Section 12, the term "Lenders" shall be deemed to include Local Currency Lenders.


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                           Section 13. MISCELLANEOUS

                  13.1 Amendments and Waivers. (a) Except as provided in paragraphs (b) and (c) of this subsection 13.1, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Multicurrency Commitment, Revolving Credit Commitment, Swingline Commitment or L/C Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentages specified in the definitions, of Majority Lenders or Majority Multicurrency Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release, subordinate or otherwise materially limit the Borrower's liability with respect to the guarantee set forth in Section 12, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  (b) In addition to amendments effected pursuant to the foregoing paragraph (a), (i) Schedule II may be amended to change administrative information contained therein with the approval of the Majority Multicurrency Lenders, upon execution and delivery by the Borrower and the Administrative Agent of a written amendment providing for such amendment and (ii) additional freely-convertible eurocurrencies may be added as Available Foreign Currencies, upon execution and delivery by the Borrower, the Administrative Agent and the Majority Multicurrency Lenders of an amendment providing for such addition.

                  (c) The Administrative Agent shall give prompt written notice to each Lender of any amendment effected pursuant to subsection 13.1(b).

                  (d) Notwithstanding the provisions of this subsection 13.1, any Local Currency Facility may be amended, supplemented or otherwise modified in accordance with its

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terms so long as after giving effect thereto either (i) such Local Currency
Facility ceases to be an "Local Currency Facility" and the Borrower so notifies the Administrative Agent or (ii) the Local Currency Facility continues to meet the requirements of a Local Currency Facility set forth herein.

                  13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                   Boston Scientific Corporation
                                         One Boston Scientific Place
                                         Natick, Massachusetts 01760
                                         Attention: Lawrence C. Best
                                                    Senior Vice President,
                                                    Finance & Administration
                                                    and Chief Financial Officer
                                         Fax:     508-650-8951

                                         with a copy to:
                                         General Counsel's Office
                                         Fax: 508-650-8960

         The Administrative              Loan & Agency Services Group
         Agent:                          One Chase Manhattan Plaza
                                         8th Floor
                                         New York, New York 10081
                                         Attention: Janet Belden
                                         Fax: 212-552-5658

                                         with a copy to:

                                         The Chase Manhattan Bank
                                         270 Park Avenue
                                         New York, New York 10017
                                         Attention: Dawn Lee Lum
                                         Fax: 212-270-3279

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.6, 2.9, 2.14, 2.15, or 3.2 shall not be effective until received.


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                  13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  13.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, provided, that in connection with any workout or restructuring, the Borrower shall pay the fees and disbursements of (i) one counsel for the Administrative Agent and the Lenders pursuant to this clause (b) and (ii) one counsel to the Administrative Agent and the Lenders in the jurisdiction of each Foreign Subsidiary Borrower pursuant to this clause
(b), (c) to pay, indemnify, and hold each Lender and the Administrative Agent and each of their affiliates and their respective officer, directors, employees, agents and advisors (each, an "indemnified party") harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each indemnified party harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnified party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified party determined in a court


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of competent jurisdiction in a final non-appealable judgment. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  13.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender, other than a Conduit Lender, may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 13.1(a). The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.9, 3.10 and
3.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 3.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender, other than a Conduit Lender, may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate of comparable credit-worthiness or, with the consent of the Borrower (unless a Default or an Event of Default shall have occurred and be continuing) and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution, or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to


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


an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or a Lender Affiliate, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank, financial institution or other entity, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Revolving Credit Commitment being assigned shall be not less than $5,000,000 and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Revolving Credit Loans and the aggregate amount of the unused Revolving Credit Commitment remaining with the assigning Lender shall be not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Each assignment by a Lender of any portion of its Revolving Credit Commitment shall be accompanied by assignment by such Lender to the same Assignee of the same percentage of such Lender's Multicurrency Commitment. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this subsection 13.6(c).

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or a Lender Affiliate, by the Borrower (if required) and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000, the

Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 13.14, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  13.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it (or any participation therein arising pursuant to subsection 13.15) then due and owing, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 10(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender (other than to the extent expressly provided herein), if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it (or any participation therein arising pursuant to subsection 13.15) then due and owing, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made


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by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  13.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and


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                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  13.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  13.14 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent, the Issuing Lender or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof and having agreed to abide by the provisions of this subsection 13.14, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, and to employees and officers of its Affiliates who agree to be bound by the provisions of this subsection 13.14 and who have a need for such information in connection with this Agreement or other transactions or proposed transactions with the Borrower, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) subject to an agreement to comply with the provisions of this subsection, to any actual or prospective counter-party (or its advisors) to any Hedge Agreement, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) in connection with the exercise of any remedy hereunder.

                  13.15 Loan Conversion/Participations. (a)(i) On any Conversion Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, all Loans (other than CAF Advances) outstanding in any currency other than Dollars ("Loans to be Converted") shall be converted into Revolving Credit Loans denominated in Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the Conversion Date) ("Converted Loans") and (ii) on the Conversion Date (with respect to Loans described in the foregoing clause (i)) (A) each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Loans in an amount equal to its Conversion Sharing Percentage of the outstanding principal amount of the Converted Loans


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and (B) to the extent necessary to cause the Committed Outstandings Percentage of each Lender to equal its Revolving Credit Commitment Percentage (calculated immediately prior to the termination or expiration of the Revolving Credit Commitments), each Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell a participating interest in Revolving Credit Loans then outstanding. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. All Converted Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans.

                  (b) If, for any reason, the Loans to be Converted may not be converted into Dollars in the manner contemplated by paragraph (a) of this subsection 13.15, (i) effective on such Conversion Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in such Loans to be Converted, as the case may be, in an amount equal to its Conversion Sharing Percentage of such Loans to be Converted, and (ii) each Lender shall purchase or sell participating interests as provided in paragraph (a)(ii)(B) of this subsection 13.15. Each Lender will immediately transfer to the appropriate Administrative Agent, in immediately available funds, the amount(s) of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

                  (c) To the extent any Non-Excluded Taxes are required to be withheld from any amounts payable by a Lender to another Lender in connection with its participating interest in any Converted Loan, the Borrower shall be required to pay increased amounts to the Lender receiving such payments to the same extent they would be required under subsection 3.10 if the Borrower were making payments directly to such Lender.

                  (d) Any time after the actions contemplated by paragraph (a) or (b) of this subsection 13.15 have been taken, upon the notice of any Lender to the Borrower the following shall occur: (i) the Borrower (through the guarantee contained in Section 11) shall automatically be deemed to have assumed the Local Currency Loans which are Converted Loans in which such Lender holds a participation, and (ii) such Local Currency Loans shall be assigned by the relevant Lender holding such Local Currency Loans or obligations to the Lender who gave the notice requesting such assumption by the Borrower.

                  13.16 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

                  (b) The obligation of the Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of


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this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency;
if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, the Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to the Borrower such excess.

                  13.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                        BOSTON SCIENTIFIC CORPORATION


                                        By:  _________________________________
                                                 Name:
                                                 Title:


                                        THE CHASE MANHATTAN BANK,
                                         as Administrative Agent and as a Lender


                                        By:  _________________________________
                                                 Name:
                                                 Title:











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